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                                                                    Exhibit 10.5

                          TAX INDEMNIFICATION AGREEMENT

         TAX INDEMNIFICATION AGREEMENT, dated as of June 10, 2002 (the "Agreement"), between MTC Technologies, Inc., a Delaware corporation (the "Company"), and the person listed on the signature page hereto (the "Stockholder").

         WHEREAS, the execution and delivery by the Company and the Stockholder of this Agreement is a condition to the closing of the Public Offering (as hereinafter defined);

         WHEREAS, the Company has been an "S corporation" (as defined in section 1361(a)(1) of the Code (as hereinafter defined)) for federal tax purposes since April 2002 and the Predecessor (as hereinafter defined) was an S corporation for federal tax purposes since October 1986.

         WHEREAS, the Company and the Stockholder plan to terminate the S corporation status of the Company prior to the closing of the Public Offering and, as a result, the Company will be a "C corporation" (as defined in section 1361(a)(2) of the Code) beginning on the Termination Date (as hereinafter defined); and

         WHEREAS, the Company and the Stockholder wish to provide for the termination of this Agreement such that it has no effect should the Public Offering not close.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         1.1. DEFINITIONS. The following terms as used herein have the following meanings:

         "Adjustment Amount" means the net increase in taxable income of the Stockholder or the Company based on a Final Determination and that gives rise to a payment pursuant to Section 3.3 or 3.4 hereof.

         "Affected Stockholder" means the Stockholder where his tax returns are adjusted in a manner which gives rise to an obligation of the Company (whether directly or as successor to the Predecessor) pursuant to Section 3.3 hereof.

         "Blended Rate" means a percentage that equals the sum of the maximum marginal federal and state individual income tax rates for an individual residing in Ohio (after giving effect to the full deductibility of state income taxes for federal income tax purposes) in effect for the year of the adjustment to a tax return of the Company, the Predecessor or the Stockholder that gives rise to a correlative adjustment to a tax return of the Stockholder, the Predecessor or the Company, respectively. For example, if an adjustment results in an amount due from the Stockholder hereunder, the year of the Company's return or the Predecessor's return, as the case


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may be, that was adjusted will determine the Blended Rate to be used in computing the amount due.

         "Closing Date" means the date on which the Public Offering closes.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "C Short Year" means that portion of the Company's year beginning on the Termination Date until and including the last day of the S Termination Year.

         "C Taxable Year" means any taxable year (or portion thereof) of the Company during which the Company is a C corporation, including the C Short Year.

         "Final Determination" means the final resolution of any income tax liability (including all related interest and penalties) for a taxable period. A Final Determination will result from the first to occur of: (i) the expiration of 30 days after acceptance by the Internal Revenue Service (the "IRS") of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment (the "Waiver") on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of any other jurisdiction), unless, within such period, the applicable taxpayer gives notice of that taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by filing a timely claim for refund; (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final; (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under section 7122 of the Code or the execution of a comparable agreement under the laws of any other jurisdiction; (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or any other relevant taxing authority;
(v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or (vi) any other event that the parties hereto agree is a final and irrevocable determination of the liability at issue.

         "Predecessor" means Modern Technologies Corp., an Ohio corporation, which became a wholly-owned subsidiary of the Company on May 3, 2002.

         "Public Offering" means the initial offering of shares of the Company's Common Stock, $0.001 par value per share, pursuant to the Registration Statement on Form S-1 originally filed by the Company with the Securities and Exchange Commission on May 3, 2002.

         "S Short Year" means that portion of the S Termination Year beginning on the first day of such taxable year and ending on the day immediately preceding the Termination Date.

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         "S Taxable Year" means any taxable year (or portion thereof) of the
Company or the Predecessor, as applicable, during which the Company, or the Predecessor, as applicable, was an S corporation, including the S Short Year.

         "S Termination Year" means the fiscal year of the Company that includes the Termination Date.

         "Taxing Authority" means the IRS or any comparable state or foreign taxing authority.

         "Termination Date" means the date on which the S corporation status of the Company will terminate pursuant to section 1362(d) of the Code.

                 ARTICLE II. TERMINATION OF S CORPORATION STATUS
                            AND ALLOCATION OF INCOME

         2.1. TERMINATION OF S CORPORATION STATUS. The Company and the Stockholder will cause the Company to terminate its S corporation status at least two days prior to the Closing Date.

         2.2. ALLOCATION ELECTION. The Company will elect to allocate the items described in section 1362(e)(2)(A) of the Code pursuant to section 1362(e)(3) of the Code under "normal tax accounting rules," and the Stockholder will consent to such election and will provide the Company with the statement of consent described in section 1.1362-6(b) of the Treasury Regulations.

                            ARTICLE III. OBLIGATIONS

         3.1. LIABILITY FOR TAXES INCURRED BY STOCKHOLDERS DURING THE S SHORT YEAR. The Stockholder will (a) duly include, in his federal and state income tax returns, all items of income, gain, loss, deduction or credit attributable to the S Short Year in a manner consistent with the Form 1120S and the schedules thereto (and the corresponding state income tax forms and schedules) to be filed by the Company with respect to such period, (b) file such returns no later than the due date (including extensions, if any) for filing such returns, and (c) pay any and all taxes required to be paid for his taxable year that includes the S Short Year.

         3.2. LIABILITY FOR TAXES INCURRED BY THE COMPANY DURING THE S SHORT YEAR AND THE C SHORT YEAR. The Company will (a) be responsible for and effect the filing of all federal and state income tax returns for the Company with respect to the S Short Year and the C Short Year, (b) accurately prepare and timely file such Company returns, and (c) pay any and all taxes required to be paid by the Company for the C Short Year.

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         3.3. COMPANY'S INDEMNIFICATION OF STOCKHOLDERS FOR TAX LIABILITIES. In
the event of an adjustment to one or more tax returns of the Company or of the Predecessor for an S Taxable Year based on a Final Determination that results in a net increase in taxable income of the Stockholder and a corresponding adjustment to one or more tax returns of the Company for a C Taxable Year based on a Final Determination that results in a net decrease in taxable income of the Company, the Company will pay to the Affected Stockholder an amount equal to the Adjustment Amount multiplied by the Blended Rate; provided, however, the total amount due under this Section 3.3 will not exceed the amount of refund (or an offset against tax that would otherwise be due and payable) received by the Company that is attributable to the relevant adjustment. The Company will pay the amount due to the Affected Stockholder within thirty (30) business days after the receipt of notice from the Affected Stockholder that a payment is due by such party to the appropriate Taxing Authority.

         3.4. STOCKHOLDERS' INDEMNIFICATION OF THE COMPANY FOR TAX
LIABILITIES.

         (a) ADJUSTMENTS TO THE COMPANY'S TAXABLE INCOME. In the event of an adjustment of one or more tax returns of the Company for a C Taxable Year based on a Final Determination which results in a net increase in taxable income of the Company for a C Taxable Year and a corresponding adjustment to one or more tax returns of the Company or of the Predecessor for an S Taxable Year based on a Final Determination which results in a net decrease in taxable income of the Company or of the Predecessor for the S Taxable Year, the Stockholder agrees to contribute to the capital of the Company his share (based upon the relative amount of Company stock or Predecessor stock, as the case may be, held by the Stockholder during the relevant time period) of an amount equal to the Adjustment Amount multiplied by the Blended Rate; provided, however, the total amount due under this Section 3.4(a) will not exceed the amount of refund (or an offset against tax that would otherwise be due and payable) received by the Stockholder that is attributable to the relevant adjustment.

         (b) ADJUSTMENTS ATTRIBUTABLE TO THE COMPANY'S S STATUS. If, based on a Final Determination, the Company or the Predecessor is deemed to have been a C corporation for federal, state or local income tax purposes during any period in which it reported (or intends to report) its taxable income as an S corporation, the Stockholder, subject to the limitations contained in Section 3.4(c), will contribute to the capital of the Company his share (based upon the relative amount of Company stock or Predecessor stock, as the case may be, held by such Stockholder during the relevant time period) of an amount equal to the taxes, penalties and interest incurred by the Company as a result of the Company or the Predecessor being deemed to have been a C corporation.

         (c) LIMIT ON INDEMNIFICATION AMOUNT. Notwithstanding the provisions of this Section 3.4, all payments required to be made by the Stockholder to the Company pursuant to Section 3.4(b) will not exceed the total distributions to pay taxes made to the Stockholder by the Company and/or the Predecessor, as the case may be, during the period beginning on the first day of the first open tax year of the Company and/or the Predecessor, as the case may be, in

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which the Company and/or the Predecessor, as the case may be, is deemed to have been a C corporation and ending on the Termination Date.

         (d) TIME OF INDEMNIFICATION PAYMENT. The Stockholder will contribute to the capital of the Company any amounts calculated in accordance with this
Section 3.4 within thirty (30) business days after the first to occur of (i) the receipt of the refund from the appropriate Taxing Authority attributable to such adjustment, and (ii) delivery of a notice from the Company that a payment is due by the Company to the appropriate Taxing Authority.

                        ARTICLE IV. CONTESTS/COOPERATION

         4.1. CONTESTS. Whenever the Stockholder or the Company becomes aware of an issue that he or it believes could result in a Final Determination which could give rise to a payment or indemnification obligation under Article III, the Stockholder or the Company (as the case may be) will promptly give notice of the issue to the other party hereto. The Stockholder and his representatives, at their expense, will be entitled to participate in all conferences and meetings with or proceedings before the IRS or any other Taxing Authority with respect to the issue. The parties will consult and cooperate with each other in the negotiation and settlement or litigation of any adjustment that may give rise to any payment or indemnification obligation under Article III. All decisions with respect to such negotiation and settlement or litigation will be made by the parties after full, good faith consultation or pursuant to the dispute resolution provisions of Section 4.2.

         4.2.  DISPUTE RESOLUTION.

         (a) If the parties hereto are, after negotiation in good faith, unable to agree upon the appropriate application of the provisions of this Agreement, the controversy will be settled by a "Big 5" (or equivalent) accounting firm, other than the Company's independent public accountants, chosen by the Company and the Stockholder (the "Accounting Firm"). The decision of the Accounting Firm with respect thereto will be final, and the Company or the Stockholder will immediately pay any amounts due under this Agreement pursuant to such decision. The applicable expenses of the Accounting Firm will be borne one-half by the Company and one-half by the Stockholder unless the Accounting Firm specifies otherwise.

         (b) In the event that the Stockholder or the Company receives notice, whether orally or in writing, of any federal, state, local or foreign tax examination, claim, settlement, proposed adjustment or related matter that may affect in any way the liability of the Stockholder under this Agreement, he or it will within ten (10) days notify the other party hereto in writing thereof; provided, however, that any failure to give such notice will not reduce a party's right to indemnification under this Agreement except to the extent of actual damage incurred by the other party as a result of such failure. The party who would be required to indemnify ( the "Indemnifying Party") the other party (the "Indemnified Party") will be entitled in its

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reasonable discretion and at its sole expense to handle, control and compromise or settle the defense of any matter that may give rise to a liability under this Agreement; provided, however, that such Indemnifying Party from time to time provides assurances reasonably satisfactory to the Indemnified Party that (i) the Indemnifying Party is financially capable of pursuing such defense to its conclusion, and (ii) such defense is actually being pursued in a reasonable manner.

         4.3. COOPERATION. The parties will make available to each other, as reasonably requested, and to any Taxing Authority all information, records or documents relating to any liability for taxes covered by this Agreement and will preserve such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. The party requesting such information will reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

         4.4. COSTS. Except to the extent otherwise provided herein, each party will bear his or its own costs in connection with this Agreement.



                            ARTICLE V. MISCELLANEOUS
                            ------------------------

         5.1. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which counterparts collectively will constitute a single instrument representing the agreement among the parties hereto. Transmission of facsimile copies of an executed counterpart of a signature page of this Agreement will have the same effect as delivery of the manually executed counterpart of this Agreement.

         5.2. CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or will be construed, to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         5.3. GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the substantive laws of the State of Ohio without regard to any choice of law rules.

         5.4. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a writing executed by all the parties hereto.

         5.5. ASSIGNMENT. Except by operation of law or in connection with the sale of all or substantially all the assets of a party, this Agreement will not be assignable, in whole or in part, directly or indirectly, by the Stockholder without the written consent of the Company or by the Company without the written consent of the Stockholder. Any attempt to assign any rights or obligations arising under this Agreement without such consent will be void. The provisions of

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this Agreement will be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         5.6. INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and will not in any way affect the meaning or interpretation of this Agreement.

         5.7. SEVERABILITY. In the event that any one or more of the provisions of this Agreement is held to be illegal, invalid or unenforceable in any respect, the same will not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties will use their best efforts to replace such illegal, invalid or unenforceable provision with an enforceable provision approximating, to the extent possible, the original intent of the parties.

         5.8. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         5.9. FURTHER ASSURANCES. Subject to the provisions of this Agreement, the parties will acknowledge such other instruments and documents and take all other actions that may be reasonably required in order to effectuate the purposes of this Agreement.

         5.10. WAIVERS, ETC. No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement nor consent to any departure by the parties therefrom will in any event be effective unless it is in writing, and then such waiver or consent will be effective only in the specific instance and for the purpose for which it was given.

         5.11. SET-OFF. All payments to be made by the Stockholder under this Agreement will be made without set-off, counterclaim or withholding, all of which are expressly waived.

         5.12. CHANGE OF LAW. If, due to any change in applicable law or regulations or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement is impracticable or impossible, the parties will use their best efforts to find an alternative means to achieve the same or substantially the same results as are contemplated by such provision.

         5.13. NOTICES. All notices under this Agreement will be validly given if in writing and delivered personally or sent by registered mail, postage prepaid to the Stockholder at the address set forth below his name on the signature page to this Agreement or to the Company at:

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         MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432,
Attention: Chief Financial Officer, or at such other address as either party may, from time to time, designate in a written notice given in a like manner. Notice given by mail will be deemed delivered five calendar days after the date mailed.

         5.14. TERMINATION OF AGREEMENT. This Agreement will terminate and be void, as if it never had been executed, if the Closing Date does not occur on or before July 31, 2002.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   MTC TECHNOLOGIES, INC.


                                   By:  /s/  David Gutridge
                                       ---------------------------------------

                                   Name:  David Gutridge
                                         -------------------------------------

                                   Title:   Chief Financial Officer
                                          ------------------------------------



                                   STOCKHOLDER

                                     /s/ Rajesh Soin
                                   -------------------------------------------
                                   Rajesh K. Soin, in his individual capacity

                                   Address: c/o MTC Technologies, Inc.
                                            4032 Linden Avenue
                                            Dayton, Ohio  45432


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